Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

made by

FIBERTOWER CORPORATION
a Delaware corporation,

FIBERTOWER NETWORK SERVICES CORP.
a Delaware corporation,

ART LEASING, INC.
a Delaware corporation,

TELIGENT SERVICES ACQUISITION, INC.
a Delaware corporation,

ART LICENSING CORPORATION
a Delaware corporation,

FIBERTOWER SOLUTIONS CORPORATION
a Delaware corporation,

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent on behalf of the Secured Parties

Dated as of November 9, 2006

i

ii

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), is made by FIBERTOWER CORPORATION, a Delaware corporation (“FiberTower”), FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation (“FNS”), ART LEASING, INC., a Delaware corporation (“Art Leasing”), TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation (“Teligent”), ART LICENSING CORPORATION, a Delaware corporation (“Art Licensing”), and FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation (“Solutions” and, collectively with FNS, Art Leasing, Teligent, Art Licensing and any other entity that may become a party to the Note Guarantee (as defined below) from time to time, the “Guarantors”, and together with FiberTower and any other entity that may become a party hereto from time to time pursuant to Section 7.15 hereof, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent on behalf of the Secured Parties, as defined herein (together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, concurrently herewith, FiberTower is issuing $402,500,000 aggregate principal amount of its 9.00% Convertible Senior Secured Notes due 2012 (together with all other notes issued under the Indenture, including all notes issued in exchange or replacement thereof, the “Notes”) pursuant to that certain Indenture, dated as of the date hereof (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”), among FiberTower, the Guarantors, Wells Fargo Bank, National Association (“Wells Fargo”), as trustee on behalf of the Noteholders;

WHEREAS, FiberTower may from time to time issue additional Notes (“Additional Notes”) under the Indenture;

WHEREAS, concurrently herewith, the Guarantors have executed a Guarantee, dated as of the date hereof (the “Note Guarantee”), in favor of the Trustee and the Noteholders, pursuant to which the Guarantors have agreed to guarantee, jointly and severally, the obligations of FiberTower under the Indenture;

WHEREAS, in the future to the extent any of the Grantors enters into a Working Capital Facility (as defined below) or in the event any Pari Passu Indebtedness (as defined below) is incurred after the date of this Agreement, the Trustee, the Collateral Agent, the Working Capital Facility Collateral Agent, the Pari Passu Collateral Agent (as defined below), FiberTower and the Guarantors will enter into an intercreditor agreement substantially in the form of Exhibit G to the Indenture (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreement”), which sets forth certain agreements between the Trustee, Collateral Agent and the Noteholders, on the one hand, and the Working Capital Facility Collateral Agent, the Pari Passu Collateral Agent and the Senior Lenders, on the other hand, with respect to the priority of the liens created hereunder, the enforcement of remedies and the allocation of the proceeds of any realization upon the Collateral (as defined below);

WHEREAS, pursuant to the Indenture, the Noteholders have agreed to purchase the Notes upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor will derive substantial direct and indirect benefit from the purchase of the Notes by the Noteholders under the Indenture; and

WHEREAS, it is a condition precedent to the obligation of the Trustee, on behalf of the Noteholders, to enter into the Indenture and of the Noteholders to purchase the Notes, that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties (as defined below);

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Trustee, on behalf of the Noteholders, to enter into the Indenture and the Noteholders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1           Definitions.

(a)           Unless otherwise specifically stated, any capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.  The following terms which are defined in the UCC (as defined below) on the date hereof are used herein as so defined:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Entitlement Order, Equipment, Farm Products, Financial Asset, Goods, Instruments, Inventory, Letters of Credit, Letter-of-Credit Rights, Money, Payment Intangible, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligation and Uncertificated Security.

(b)           The following terms shall have the following meanings:

“Additional Notes”: as defined in the recitals to this Agreement.

“After-Acquired Intellectual Property”:  as defined in Section 4.5(b).

“Agreement”: as defined in the preamble to this Agreement.

“Art Leasing”:  as defined in the preamble to this Agreement.

“Art Licensing”:  as defined in the preamble to this Agreement.

“Banc One” means, individually and collectively, Banc One Trust Company, N.A., in its capacity as agent on behalf of the parties to the Banc One Purchase Agreements, as purchasers, and its successors and assigns, including any replacement or successor agent thereunder, together with the purchasers party thereto and their respective successors and assigns.

“Banc One Purchase Agreements” means, the Purchase Agreement, dated as of December 20, 2001, among Banc One and Advanced Radio Telecom Corp., together with any and all other agreements, documents and instruments executed and/or delivered in connection therewith by any Grantor or any Grantor’s predecessor in interest.

“Capital Lease Obligation”:  at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership or member’s interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person (other than any Governmental Authority) and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral”:  as defined in Section 2.1.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 5.1(a) or 5.4.

“Collateral Agent”:  as defined in the recitals to this Agreement.

“Control Agreement”:  any control agreement from time to time entered into among any Grantor, the Collateral Agent and any other party, in the form of Exhibit C, D or E, as the case may be, or in such form satisfactory to the Collateral Agent.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”:  (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account”:  as defined in the UCC and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge”:  the satisfaction and discharge (pursuant to Article 13 of the Indenture), defeasance (pursuant to Article 9 of the Indenture) or other satisfaction in full of the Secured Obligations.

“Escrow Account”:  the account into which FiberTower will have deposited on the date of the Indenture, pursuant to the Escrow Agreement, U.S. Government Securities and/or cash in an amount sufficient for FiberTower to fully pay the initial four interest payments on the Notes.

“Escrow Agreement”:  the Escrow Agreement dated as of the date of the Indenture by and among FiberTower, the Trustee and Wells Fargo, as escrow agent thereunder, as such agreement may be amended, modified or supplemented from time to time, in accordance with its terms and the terms of the Indenture.

“Event of Default”:  any Event of Default under and as defined in the Indenture.

“Excluded Assets”:  (1) any lease, license, permit, franchise, power, authority or right if, to the extent that and for long as (a) the grant of a security interest therein validly constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination or default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision) of any relevant jurisdiction or other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that (x) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) of this paragraph are and remain satisfied, and to the extent such assets otherwise constitute Collateral, such assets will cease to be Excluded Assets and will become subject to the first priority security interest of the Collateral Agent for the benefit of the Noteholders and of the Pari Passu Collateral Agent for the benefit of the holders of any Pari Passu Obligations, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (y) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the first priority security interest of the Collateral Agent for the benefit of the Noteholders and of the Pari Passu Collateral Agent for the benefit of the holders of any Pari Passu Obligations, (2) property securing Capital Lease Obligations, mortgage financings or purchase money obligations and

Indebtedness secured by Liens existing as of the date of this Agreement in favor of Mitsui & Co., (U.S.A.), Inc. and Mitsui & Co., Ltd. pursuant to those certain Master Installment Sale and Security Agreements, each dated as of April 2, 2004 permitted to be incurred under the Indenture to the extent the documents governing such Indebtedness prohibit the granting of a security interest in the assets securing such Indebtedness, (3) non-material real property, (4) leased real property, (5) any instrument evidencing Indebtedness owed to FiberTower or any of the Guarantors to the extent that (a) the existence and amount of such instrument is disclosed in the Final Offering Memorandum or (b) such instrument is created following the date of this Agreement in a transaction that complies with the Indenture, and (6) amounts in the Escrow Account.

“Excluded Collateral”: as defined in Section 2.2.

“FiberTower”:  as defined in the preamble to this Agreement.

“Final Offering Memorandum” means the offering memorandum of the Company, dated October 25, 2006, relating to the offering of the Initial Notes.

“FNS”:  as defined in the preamble to this Agreement.

“GAAP”:  generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“General Intangibles”:  all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC in effect on the date hereof and all of the following regardless of how classified under the UCC and regardless of whether subject thereto:  with respect to any Grantor, all rights and interests in, to and under contracts, agreements, instruments and indentures, and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, amended and restated, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to receive any tax refunds, (iv) all claims of such Grantor for damages arising out of or for breach of or default thereunder, (v) all rights of such Grantor to terminate, amend, supplement, modify or waive performance thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (vi) all rights of such Grantor under each such contract or agreement to make determinations, to exercise any election (including the election of remedies) or option or to give or receive any notice, consent, waiver, or approval, together with full power and authority with respect to any contract or agreement to demand, receive, enforce, collect or provide receipt for any of the foregoing rights or any property that is subject of any of the contracts or agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which may be necessary or advisable in connection with any of the foregoing.

“Governmental Authority”:  any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any other entity exercising executive, legislative, judicial regulatory or administrative functions of or  pertaining to government or any arbitrator with authority to bind a party at law.

“Grantor”:  as defined in the preamble to this Agreement.

“Indenture”:  as defined in the recitals to this Agreement.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to any other Grantor.

“Intercreditor Agreement”: as defined in the recitals to this Agreement.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC in effect on the date hereof including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts, (ii) in the case of any United States Treasury book-entry securities, security entitlements as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, security entitlements as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as defined in the UCC in effect on the date hereof, all Pledged Notes, all Pledged Stock, all Pledged Security Entitlements, all Pledged Debt Securities and all Pledged Commodity Contracts.

“Issuers”: the collective reference to each issuer of a Pledged Security.

“Legal Requirement”:  all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.

“Lien”:  with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Non-Deliverable Collateral”:  as defined in Section 3.7.

“Note Guarantee”:  as defined in the recitals to this Agreement.

“Noteholders”:  means the “Holders” as defined in the Indenture.

“Notes”:  as defined in the recitals to this Agreement.

“Pari Passu Collateral Agent”:  at any time, the Person serving at such time as the “Collateral Agent” under the agreement governing any Pari Passu Indebtedness or any other representative then most recently designated in accordance with the applicable provisions of any such agreement, together with its successors in such capacity.

“Pari Passu Indebtedness”:  as defined in the Intercreditor Agreement.

“Pari Passu Obligations”:  the Pari Passu Indebtedness and all other Obligations in respect of Pari Passu Indebtedness.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Patents”:  (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 5, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Permits”:  any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Legal Requirement.

“Permitted Liens:  as defined in the Indenture.

“Person”:  any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledged Commodity Contracts”:  all commodity contracts listed on Schedule 1 and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities”:  the debt securities listed on Schedule 1, together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Notes”:  all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Securities”:  the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Stock.

“Pledged Security Entitlements”:  all security entitlements with respect to the financial assets listed on Schedule 1 and all other security entitlements of any Grantor.

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 1, together with any other shares, stock or membership certificates, options, rights or security entitlements of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, including the Capital Stock of each Guarantor.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC in effect on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account or Payment Intangible).  References herein to a Receivable shall include any Supporting Obligation or collateral securing such Receivable.

“Released Assets”:  at any time, any Collateral that is permitted to be released at such time and is in fact released from the Lien of the Collateral Agent securing the Secured Obligations by the terms of the Indenture.

“Secured Obligations”: all Obligations of the Grantors to or for the benefit of the Trustee, the Collateral Agent or the Noteholders under the Indenture, the Notes, the Additional Notes, the Collateral Agreements and any other agreement, document or instrument entered into or delivered by any Grantor on, prior to, or after the Closing Date with or to or for the benefit of the Trustee, the Collateral Agent or the Noteholders.

“Secured Parties”:  individually and collectively, the Noteholders and the Collateral Agent.

“Securities Act”:  the Securities Act of 1933, as amended.

“Solutions”:  as defined in the preamble to this Agreement.

“Teligent”:  as defined in the preamble to this Agreement.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trademarks”:  (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trade Secrets”:  (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

“Trustee”:  Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of the Indenture and thereafter means the successor serving thereunder.

“UCC”:  the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing; provided, that as of any date of determination, this definition will exclude any vehicles with a value of less than $50,000 individually (the “Excluded Vehicles”); provided, further, that as of any date of determination, the value of the Excluded Vehicles cannot exceed $500,000 in the aggregate.

“Working Capital Facility”:  one or more debt facilities, up to an aggregate principal amount of $50.0 million, with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

1.2           Other Definitional Provisions.

(a)           The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GRANT OF SECURITY INTEREST

2.1           Grant of Security Interest by Grantors.  Each Grantor hereby grants to the Collateral Agent a security interest in all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Commercial Tort Claims;

(d)           all Deposit Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Deposit Accounts;

(e)           all Documents;

(f)            all Equipment;

(g)           all General Intangibles (including, without limitation, Payment Intangibles and Intellectual Property);

(h)           all Instruments;

(i)            all Inventory;

(j)            all Investment Property;

(k)           all Letters of Credit and Letter of Credit Rights;

(l)            all Money;

(m)          all Vehicles;

(n)           all Goods and other property not otherwise described above;

(o)           any and all Capital Stock of any Person, including, without limitation, the certificates representing such interest(s) and (i) such Grantor’s share of all rights to receive income, gain, profit, loss or other items allocated or distributed to it under such Person’s by-laws or operating agreement; (ii) all rights to receive all income, profit or other distributions of any nature whatsoever by such Grantor with respect to such interest(s); (iii) all of such Grantor’s capital or ownership interest, including capital accounts, in such Person; (iv) all of such Grantor’s voting rights or rights to control or direct the affairs of such Person; (v) all of such Grantor’s right, title and interest in such Person or in or to any of such Person’s assets or properties; (vi) all other right, title and interest in or to such Person as such rights are derived from such Grantor’s equity interest in such Person; (vii) all claims of such Grantor for damages arising out of a breach of or a default relating to the property described in this paragraph; (viii) all rights of such Grantor to terminate, amend, modify, supplement or waive performance under such Person’s by-laws or operating agreement, to perform thereunder and to compel performance and otherwise exercise the remedies thereunder; and (ix) all of the proceeds of any and all of the foregoing;

(p)           all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(q)           all Permits, to the extent permitted by applicable law (it being recognized that, as of the date hereof, applicable law does not permit the grant of a security interest in an FCC License);

(r)            the proceeds of all of the foregoing collateral, whether cash or non-cash, including (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Collateral, (ii) all rights of such Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (iii) all claims of such Grantor for damages arising out of or for breach of or default under any Collateral, (iv) all rights of such Grantor to payment for goods or other property sold or leased or services performed by such Grantor, (v) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and (vi) any and all additions and accessions to the Collateral, and all proceeds thereof, including proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all awards, all insurance proceeds, including any unearned premiums or refunds of premiums on any insurance policies covering all or any part of the Collateral and the right to receive and apply the proceeds of any insurance, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Collateral.

2.2           Limitations to Collateral.  Notwithstanding anything to the contrary in this Agreement, the term “Collateral” shall not include (i) any of the Excluded Assets or (ii) any of the Released Assets (collectively, the “Excluded Collateral”).

2.3           Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the provisions of the Intercreditor Agreement (to the extent the Intercreditor Agreement has been entered into in accordance with the Indenture and otherwise has not been terminated in accordance with its terms).  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding anything herein to the contrary, as long as any obligations remain outstanding under the Working Capital Facility, the requirements under this Agreement to deliver Collateral to the Collateral Agent or register the Collateral Agent as the registered owner of any Collateral shall be deemed satisfied by delivery of such Collateral to, or the registration of such Collateral in the name of, the Working Capital Facility Collateral Agent.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Trustee, on behalf of the Noteholders, to enter into the Indenture and the Noteholders to purchase the Notes, each Grantor hereby represents and warrants to the Secured Parties, that:

3.1           Title; No Other Liens.  Such Grantor owns each item of the Collateral purported to be owned by it free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, in each case except for Permitted Liens.  No effective financing statement, mortgage or other instrument similar in effect with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or with respect to Permitted Liens.

3.2           Perfected First Priority Liens.

(a)           The security interests granted pursuant to this Agreement (i) constitute valid and, subject only to (x) with respect to any Collateral that solely can be perfected by filing, to the extent Article 9 of the UCC applies thereto, the filing of financing statements in the filing offices identified on Schedule 2 hereto and (y) with respect to any Collateral that can be perfected by possession, the Collateral Agent receiving possession thereto, fully perfected security interests in all of the Collateral, in favor of the Collateral Agent, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor, (ii) are subject to no other Liens on the Collateral, except for Permitted Liens, and (iii) are prior to all other Liens on the Collateral, except for (x) the Permitted Liens described in clauses (3), (11) and (12) of the definition of “Permitted Liens” set forth in the Indenture, with respect to the Collateral described in clause (i)(x) above and (y) for the Permitted Liens described in clauses (3), (11) and (12) (and, to the extent required by law, clauses (8) and (9)) of the definition of “Permitted Liens” set forth in the Indenture, with respect to the Collateral described in clause (i)(y) above.  Without limiting the foregoing, each Grantor has taken all actions necessary, including, without limitation, those specified in Section 4.1 (but subject in all cases to Section 2.3), to:  (A) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC) and (B) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts.

(b)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body (except those which have been made or obtained) is required for either (i) the pledge or grant by any Grantor of the security interests purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) filings and actions specified on Schedule 2 and (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

(c)           All obligations, indebtedness and liabilities of each Grantor to Banc One pursuant to the Banc One Purchase Agreements have been terminated and satisfied in full, and the Banc One Purchase Agreements are of no further force and effect.

3.3           Name; Jurisdiction of Organization, etc.  Such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 3.  Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Except as otherwise indicated on Schedule 3, the jurisdiction of each such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed.  Except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization or formation, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the previous five (5) year period ending on the date hereof, solely in the case of each Grantor and has not within such period become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

3.4           Inventory, Equipment and Books and Records.  The Inventory and the Equipment (other than mobile goods) and the books and records pertaining to the Collateral are kept at the locations listed on Schedule 4.  No material Inventory or Equipment (in the aggregate) of such Grantor is in the possession of an issuer of a negotiable document (as determined in accordance with Section 7-104 of the UCC) therefor that has not been delivered to the Collateral Agent or is otherwise in the possession of any bailee or warehouseman.

3.5           Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6           Investment Property.

(a)           The shares of Pledged Stock pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b)           All the shares of the Pledged Stock of such Grantor have been duly and validly issued and are fully paid and nonassessable.

(c)           Each limited liability company or member’s interest or partnership interest owned by such Grantor and included in the Pledged Stock is certificated (and each Grantor covenants that it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form) and the terms of such certificated limited liability company or member’s interests and partnership interests expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the applicable jurisdiction.

(d)           Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(e)           Each Issuer that is not a Grantor but is an Affiliate of any Grantor has executed and delivered to the Collateral Agent an Acknowledgment and Agreement, in substantially the form of Exhibit A, to the pledge of the Pledged Securities pursuant to this Agreement.

3.7           Receivables.

No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent (other than Receivables evidenced by Instruments in an aggregate amount less than $25,000 per Grantor (collectively, the “Non-Deliverable Collateral”)).

3.8           Intellectual Property.

As of the date hereof, Schedule 5 includes, without limitation, a list of all Intellectual Property owned by such Grantor in its own name on the date hereof.  As of the date hereof, except as set forth in Schedule 5, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property and is otherwise entitled to use all such Intellectual Property, without limitation.

3.9           Vehicles.  Schedule 6 sets forth a complete and correct list of all Vehicles owned by such Grantor on the date hereof.

3.10         Commercial Tort Claims.

(a)           On the date hereof, no Grantor has rights in any Commercial Tort Claim with reasonably expected value in excess of $500,000.

(b)           Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 4.8 hereof against such Grantor in the jurisdiction specified in Schedule 2 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral except for unrecorded liens permitted herein which have priority over the Liens on such Collateral by operation of law.

SECTION 4.  COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Secured Obligations (other than unmatured contingent reimbursement and indemnification Obligations) shall have been Discharged:

4.1           Delivery and Control of Instruments, Chattel Paper, Investment Property and Deposit Accounts.

(a)           If any of the Collateral (other than the Non-Deliverable Collateral) shall be or become evidenced or represented by any Instrument, Certificated Security or Chattel Paper, such Grantor shall cause such Instrument, Certificated Security or Chattel Paper to be promptly delivered to the Collateral Agent and duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b)           If any of the Collateral shall be or become evidenced or represented by an Uncertificated Security, such Grantor shall cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, such Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit C.  Notwithstanding the foregoing, each Grantor covenants that (x) the representations and warranties applicable to each Grantor and contained in Section 3.6(c) shall at all times be true and correct, and (y) it will not issue or cause or permit its Subsidiaries to issue any Capital Stock in uncertificated form or seek to convert all or any part of its existing Capital Stock into uncertificated form.

(c)           If any of the Collateral now or hereafter constitutes a Deposit Account or a Securities Account, such Grantor shall cause the financial institution maintaining such account to agree in writing with such Grantor and the Collateral Agent that such financial institution shall comply with all Entitlement Orders and instructions originated or issued by the Collateral Agent with respect to such Deposit Account or Securities Account without further consent of such Grantor, such agreement to be substantially in the form of Exhibit D or in such other form as shall be satisfactory to the Collateral Agent.

(d)           If any of the Collateral shall be or become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit E or in such other form as may be satisfactory to the Collateral Agent.

(e)           If any of the Collateral shall be or become evidenced or represented by or held in a Securities Account or a Commodity Account, such Grantor shall, in the case of a Securities Account, comply with Section 4.1(c) with respect to all Security Entitlements carried in such Securities Account and, in the case of a Commodity Account, comply with Section 4.1(d) with respect to all Commodity Contracts carried in such Commodity Account.

(f)            Each Grantor agrees to use commercially reasonable efforts to cause each issuer of a letter of credit in an amount in excess of $1,000,000 under which such Grantor has Letter-of-Credit Rights to consent to an assignment of proceeds thereof or otherwise grant control within the meaning of Section 9-107 of the UCC over the related Letter-of-Credit Rights to the Collateral Agent.

(g)           (i) Grantors, on a combined basis, shall not accumulate or maintain cash in the Deposit Accounts maintained at Merrill Lynch Pierce Fenner & Smith, Inc. in an aggregate amount in excess of $10,000,000 and (ii) the Grantors shall deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, by December 15, 2006 (or by such later date as may be consented to in writing by the Collateral Agent in its sole discretion), evidence that the Deposit Accounts of FNS maintained at Merrill Lynch Pierce Fenner & Smith, Inc. have been closed and replaced with Deposit Accounts maintained at a financial institution acceptable to the Collateral Agent with respect to which the Collateral Agent has obtained a control agreement substantially in the form of Exhibit D or in such other form as shall be satisfactory to the Collateral Agent, duly authorized, executed and delivered by FNS and the new financial institution.  Failure to comply with this Section 4.1(g) shall constitute an immediate Event of Default.

4.2           Maintenance of Perfected Security Interest; Further Documentation.

(a)           Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever other than holders of Permitted Liens described in Section 3.2(a)(iii).

(b)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Trustee or the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in the form attached hereto as Exhibit D, or in such other form as may be satisfactory to the Collateral Agent.

4.3           Changes in Locations, Name, Jurisdiction of Incorporation, etc.  Such Grantor will not, except upon fifteen (15) days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (b) if applicable, a written supplement to Schedule 3 showing any changes to such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business, (c) any other further instruments and documents pursuant to Section 4.2(b) and (d) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral shall be kept:

(i)            permit any of the Inventory or Equipment (other than mobile goods) or books and records pertaining to the Collateral to be kept at a location other than those listed on Schedule 4;

(ii)           without limiting the prohibitions on mergers involving the Grantors contained in the Indenture, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to on Schedule 3; or

(iii)          change its identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

4.4           Investment Property.

(a)           If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations.

(b)           Each Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it.  In addition, each Grantor hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the Issuer of the related Pledged Security.

4.5           Intellectual Property.

(a)           Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest, on behalf of the Secured Parties, in any Copyright, Patent, Trademark or other Intellectual Property included in the Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(b)           Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, (iii) it shall give prompt written notice thereof to the Collateral Agent in accordance herewith, and (iv) it shall provide the Collateral Agent promptly (and, in any event within five (5) Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest in any Intellectual Property) with an amended Schedule 5 and take the actions specified in Section 4.5(d).

(c)           Such Grantor agrees to execute an Intellectual Property Security Agreement with respect to its Intellectual Property in substantially the form of Exhibit B-1 in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(d)           Promptly after filing an application for the registration of any After-Acquired Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other county or any political subdivision thereof, such Grantor agrees to execute an After-Acquired Intellectual Property Security Agreement with respect to such After-Acquired Intellectual Property in substantially the form of Exhibit B-2 in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, or other Governmental Authority (as applicable).

4.6           Non-Deliverable Collateral.  At no time shall any item of Non-Deliverable Collateral be delivered to or held by any Person (other than the Collateral Agent) as collateral security for any obligation of any Grantor.

4.7           Vehicles.

(a)           No Vehicle shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of the period after which such Vehicle would be required to be retitled under applicable state law.

(b)           With respect to any Vehicles acquired by such Grantor subsequent to the date hereof, within thirty (30) days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Collateral Agent’s first priority security interest in such Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in such Vehicles.

4.8           Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a reasonably expected value in excess of $500,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.  Upon the filing of a financing statement covering such Commercial Tort Claim against such Grantor in the jurisdiction specified in Schedule 2 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted herein which have priority over the Liens on such Collateral by operation of law.

4.9           Termination of UCC Financing Statements.  The Grantors shall deliver to the Collateral Agent, in form and substance satisfactory to the Collateral Agent, by December 22, 2006 (or by such later date as may be consented to in writing by the Collateral Agent in its sole discretion), evidence that the UCC financing statements set forth on Schedule 7 hereto have been terminated.  Failure to comply with this Section 4.9(g) shall constitute an immediate Event of Default.

SECTION 5.  REMEDIAL PROVISIONS

5.1           Certain Matters Relating to Receivables.

(a)           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables; provided, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)           At the Collateral Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables (other than Non-Deliverable Collateral), including, without limitation, all original orders, invoices and shipping receipts.

5.2           Communications with Obligors; Grantors Remain Liable.

(a)           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default (but not otherwise) communicate with obligors under the Receivables to verify with them, to the Collateral Agent’s satisfaction, the existence, amount and terms of any Receivables.

(b)           Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default (but not otherwise), each Grantor shall notify obligors under the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent or as the Collateral Agent shall direct.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3           Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends made in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Indenture, and to exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, and no corporate or other ownership right shall be exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Note Document.

(b)           If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor, (i) the Collateral Agent shall have the right to receive any and all dividends, payments or other Proceeds made in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate or other ownership and other rights pertaining to such Pledged Securities at any meeting of shareholders or other equity holders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder (i) to comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, to pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

5.4           Proceeds to be Turned Over To Collateral Agent.  In addition to the other rights of the Secured Parties under this Section 5, with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5           Application of Proceeds.  Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall at the direction of the Trustee or Noteholders owning at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any), exercise any remedies granted to the Trustee under Article 7 of the Indenture and apply all or any part of Proceeds constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 7.10 of the Indenture.

5.6           Code and Other Remedies.

(a)           If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise (subject to obtaining any required approvals from any Governmental Authorities), in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law or in equity.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the fullest extent permitted by applicable law.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  The Collateral Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral or any part thereof.  Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Collateral Agent or Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral or any part thereof and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in accordance with Section 7.10 of the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

(b)           In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

5.7           Registration Rights.

(a)           If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one (1) year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto.  The relevant Grantor agrees to cause, or with respect to any Issuer that is not an Affiliate of any Grantor, use commercially reasonable efforts to cause, such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Stock or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Legal Requirements.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing or a defense of payment.

5.8           Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral or any part thereof are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

5.9           Exercise of Control.  Unless an Event of Default shall have occurred and be continuing, the Collateral Agent agrees that it will not (nor will it direct any agent acting as a trustee or other agent as secured party pursuant to the Intercreditor Agreement or any Control Agreement to) deliver any notice of control or otherwise exercise control or issue any entitlement orders or instructions over any Account or any other deposit or securities account of such Grantor subject to a Control Agreement.  Upon the cure or written waiver of such Event of Default, the Collateral Agent will (or will direct any agent acting as a trustee or other agent as secured party pursuant to the Intercreditor Agreement or any Control Agreement to) deliver a revocation of such notice of control or otherwise rescind control over, and hereby agrees to no longer issue any entitlement orders or instructions with respect to, any Account or any other deposit or securities account of such Grantor over which control was previously exercised.

SECTION 6.  THE COLLATERAL AGENT

6.1           Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do any or all of the following:

(i)            in the name of such Grantor or in its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable judgment determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless and until an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the default rate of interest set forth in Section 2.12 of the Indenture, from the date of payment by the Collateral

Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2           Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 or 9-208 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party  to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

6.3           Filing of Financing Statements.  Each Grantor acknowledges that pursuant to Section 9-509(b) of the UCC and any other applicable law, each Grantor irrevocably authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement; provided, that neither the Trustee nor the Collateral Agent shall be responsible or under any obligation whatsoever to file financing or continuation statements or to make any other filing under the UCC in connection therewith.  Each Grantor hereby agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned.  If and to the extent permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

6.4           Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  As among the Noteholders, the Trustee and the Collateral Agent, (a) the Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the terms of this Agreement and the Indenture and (b) by accepting the benefits of this Agreement, each Noteholder and the Trustee acknowledges and agrees that (1) the obligations of the Collateral Agent as holder of the Collateral and any interests therein and with respect to any disposition of any of the Collateral or any interest therein, are only those obligations expressly set forth in this Agreement and the Indenture, and (2) this Agreement may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Parties, upon the terms of this Agreement and the Indenture.

6.5           Appointment of Co-Agent.  At any time or from time to time, in order to comply with any Legal Requirement, the Collateral Agent may appoint another bank or trust company or one or more other persons, to act as co-agent on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions of this Agreement and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent); provided, that the Collateral Agent shall give prompt notice of such appointment to all Grantors pursuant to Section 7.2.

SECTION 7.  MISCELLANEOUS

7.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, amended and restated, supplemented, replaced or otherwise modified except in writing signed by the Collateral Agent and each Grantor.  Notwithstanding the foregoing, supplements or revisions to Schedules made in accordance with or as required by this Agreement shall be effective without the consent of any party hereto (other than the Grantor providing such supplement or revision).

7.2           Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 14.02 of the Indenture; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at the following addresses:

c/o FiberTower Corporation
185 Berry St., Suite 4800
San Francisco, California
Attn: Thomas Scott
Tel:   (415) 659-3500

Fax:   (415) 659-0007

with a copy to:

Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
Attn: W. Mark Young, Esq.
Tel:   (713) 220-4323
Fax:   (713) 238-7111

7.3           No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4           Enforcement Expenses; Indemnification.

(a)           Each Grantor agrees to pay or reimburse each Secured Party and each Secured Parties’ respective officers, directors, employees, representatives, agents, attorneys and affiliates (each an “Indemnified Party”) for all their costs and expenses incurred in collecting against such Grantor in connection with the enforcement or preservation of any rights under this Agreement and each other document, instrument or agreement relating to the Secured Obligations to which such Grantor is a party, including, without limitation, out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent).

(b)           Each Grantor agrees to pay, and to save the Indemnified Parties harmless from, any recording and filing fees and all liabilities with respect to, or resulting from any Grantor’s delay in paying stamp, excise, sales or other taxes, if any, which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)           Each Grantor agrees to pay, and to save the Indemnified Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments or suits of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement; provided, that no Grantor shall have any obligation hereunder to any Indemnified Party with respect to the foregoing to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments or suits may be attributable to the gross negligence or willful misconduct of such Indemnified Party.

(d)           The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under any document, instrument or agreement relating to the Secured Obligations.  The indemnification provided for in this Section 7.4 is in addition to, and not in limitation of, any other indemnification or insurance provided by each Grantor to any Secured Party.

7.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their respective successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement (i) without the prior written consent of the Collateral Agent and (ii) by operation of law or otherwise, except as permitted under the Indenture.  The Person serving as Collateral Agent shall have the right to assign this Agreement and the other Collateral Agreements to the extent that such Person is no longer serving as the Trustee in accordance with Section 8.08 of the Indenture.

7.6           Set-Off.  Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of such Grantor to Collateral Agent or the other Secured Parties hereunder and claims of every nature and description of the Collateral Agent or the other Secured Parties against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Note Document or otherwise, as the Collateral Agent may elect, whether or not the Collateral Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Collateral Agent shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent of the proceeds thereof, provided, that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Collateral Agent and the other Secured Parties under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or the other Secured Parties may have.

7.7           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9           Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10         Integration.  This Agreement, the other Note Documents and the Intercreditor Agreement represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the other Note Documents and the Intercreditor Agreement.

7.11         GOVERNING LAW.  SUBJECT TO COMPLIANCE WITH PROVISIONS OF MANDATORY NEW YORK LAW WHICH MAY REQUIRE APPLICATION OF DELAWARE LAW AS TO CERTAIN ISSUES OF PERFECTION, THE EFFECT OF PERFECTION OR NON-PERFECTION, AND THE PRIORITY OF SECURITY INTERESTS, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12         Submission to Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and any other instruments, documents or agreements relating to the Secured Obligations to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13         Waivers by FiberTower.  FiberTower hereby waives, for the benefit of the Secured Parties:

(a)           any right to require any Secured Party, as a condition of payment or performance by FiberTower, to (i) proceed against any other Grantor or any other Person, (ii) proceed against or exhaust any security held from any other Grantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of any Grantor or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever;

(b)           any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Grantor including any defense based on or arising out of the lack of validity or the unenforceability of any of the Secured Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Grantor from any cause other than payment in full of all Obligations under the Indenture and the other Note Documents;

(c)           any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)           any defense based upon any Secured Party’s administrative errors or omissions, except behavior which amounts to bad faith;

(e)           (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of FiberTower’s obligations hereunder, (ii) the benefit of any statute of limitations affecting FiberTower’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)            notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Indenture or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Secured Obligations or any agreement related thereto and notices of any extension of credit to the Grantors; and

(g)           any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

7.14         Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)           no Secured Party  has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by any other documents, agreements or instruments relating to the Secured Obligations or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.15         Additional Grantors.  Each Affiliate of FiberTower that is required to become a party to this Agreement pursuant to any document, agreement or instrument relating to the Secured Obligations shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Affiliate of an Assumption Agreement in the form of Annex 1 hereto.

7.16         Releases.

(a)           At such time as the Secured Obligations (other than unmatured contingent reimbursement and indemnification obligations) shall have been Discharged, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any of such Grantor’s Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           In the case of any Released Assets, the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

(c)           Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

7.17         WAIVER OF JURY TRIAL.  EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.18         Certain Regulatory Requirements.  Any provision herein or in any other agreement to the contrary notwithstanding, the Collateral Agent will not take any action pursuant to this Agreement, or any other agreement between any Grantor and the Collateral Agent, or any other agreement with respect to the Notes, the Indenture, the Intercreditor Agreement, or the Noteholders, that would constitute or result in any de facto or de jure assignment of an FCC License or transfer of control of any Grantor, if such assignment of license or transfer of control would require under then existing law (including the Communications Act), the prior approval of the FCC, without first obtaining such approval of the FCC.  Any disposition of the Pledged Stock will be conducted in accordance with the then applicable requirements of the Communications Act.  Each Grantor agrees that, if an Event of Default shall have occurred and be continuing, upon request from time to time by the Collateral Agent during such circumstance it shall use all commercially reasonable efforts to obtain any governmental authorizations referred to in this Section 7.18, including upon any request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, to prepare, sign and file with the FCC (or cause to be prepared signed and filed with the FCC) any application or applications that are necessary or appropriate under the FCC’s rules and regulations for consent to the assignment of the FCC Licenses held by such Grantor or to the transfer of control of such Grantor.

7.19         Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees (as defined in the Indenture) will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility that FiberTower and one or more Guarantors may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement governing such subordination is available from FiberTower upon written request.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

FIBERTOWER CORPORATION, a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

ART LEASING, INC., a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

ART LICENSING CORPORATION, a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation, as a Grantor

By:	/s/ THOMAS A. SCOTT
Name:	Thomas A. Scott
Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ PATRICK T. GIORDANO
Name:	Patrick T. Giordano
Title:	Vice President

Schedule 1

DESCRIPTION OF PLEDGED INVESTMENT PROPERTY

Pledged Stock:

Issuer	Issuer’s Jurisdiction Under UCC Section 8-110(d)	Class of Stock or other equity interest	Stock or Membership Interest Certificate No.	Percentage of Shares	No. of Shares	Owner of Record
FiberTower Network Services Corp.	Delaware	Common Stock	001	100%	1,000	FiberTower Corporation
ART Leasing, Inc.	Delaware	Common Stock	001	100%	100	FiberTower Corporation
ART Licensing Corporation	Delaware	Common Stock	001	100%	1,000	FiberTower Corporation
FiberTower Solutions Corporation	Delaware	Common Stock	001	100%	1,000	FiberTower Corporation
Teligent Services Acquisition, Inc.	Delaware	Common Stock	001	100%	1,000	FiberTower Corporation

Pledged Notes:

None.

Pledged Debt Securities:

None.

Pledged Security Entitlements:

None.

Pledged Commodity Contracts:

None.

1-1

Schedule 2

Uniform Commercial Code Filings

Entity	Jurisdiction (SOS)
FiberTower Corporation	Delaware
FiberTower Network Services Corp.	Delaware
ART Leasing, Inc.	Delaware
ART Licensing Corporation	Delaware
FiberTower Solutions Corporation	Delaware
Teligent Services Acquisition, Inc.	Delaware

Copyright, Patent and Trademark Filings

1.   Intellectual Property Security Agreement, dated November 9, 2006, by FiberTower Solutions Corporation in favor of Collateral Agent

Actions with respect to Investment Property

None.

Other Actions

None.

2-1

Schedule 3

EXACT LEGAL NAME,
LOCATION OF JURISDICTION OF ORGANIZATION AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction	Location
FiberTower Corporation	Delaware	185 Berry St., Suite 4800 San Francisco, California
FiberTower Network Services Corp.	Delaware	185 Berry St., Suite 4800 San Francisco, California
ART Leasing, Inc.	Delaware	7925 Jones Branch Drive, Suite 3300 McLean, Virginia
ART Licensing Corporation	Delaware	7925 Jones Branch Drive, Suite 3300 McLean, Virginia
FiberTower Solutions Corporation	Delaware	7925 Jones Branch Drive, Suite 3300 McLean, Virginia
Teligent Services Acquisition, Inc.	Delaware	7925 Jones Branch Drive, Suite 3300 McLean, Virginia

3-1

Schedule 4

LOCATION OF INVENTORY AND EQUIPMENT

Grantor	Location
FiberTower Corporation	185 Berry St., Suite 4800 San Francisco, California

7925 Jones Branch Drive, Suite 3300 McLean, Virginia

Metro Corporate Campus, 99 Wood Avenue South, Suite 200 Iselin, New Jersey

Armstrong Field Lab, Route 9W Alpine, New Jersey

44050 Mercure Circle Dulles, VA

1730 Rhode Island Avenue, NW, Suite 317 Washington, D.C.

FiberTower Network Services Corp.	185 Berry St., Suite 4800 San Francisco, California

720 Avenue F, Suite 109 Plano Texas 75074

2613-2614 Gravel Drive Fort Worth, TX 76118

12131 Colwick San Antonio, TX 78216

101 Route 46 East Pine Brook, NJ 07058

7340 South Alton Way, Suite 11H Centennial, CO 80112

145 Ken Mar Industrial Parkway Broadview Heights, OH 44147

6300 Rothway, Suite 150 Houston, TX 77040

5801 Benjamin Center Drive, Suite 101 Tampa, FL 33634

4-1

100 Executive Drive, Unit 1 Sterling, VA 20166

245 Main Street, 6th Floor White Plains, NY 10601

146 Rangeway Road, Unit 146B Billerica, MA 01862

125-126 Washington Street, Suite 2 Foxboro, MA 02035

44780 Helm Street, Suites T and U Plymouth, MI 48170

10210 Werch Drive, Suite 308 Woodridge, IL 60517

908 North Bowser Road Richardson, TX 75081

321 Nolan Street San Antonio, TX 78202

5910 Technicenter Drive Austin, TX 78721

2355 Delgany Street Denver, CO 80216

29B Concord Street, Suite 2 Reading, MA 01864

1435 West 150th Street Cleveland, OH 44111

747 North Shephard Houston, TX 77007

5456 West Crenshaw Tampa, FL 33634

3132 Industrial Boulevard Bethel Park, PA 15102

4-2

1 Dodge Drive West Caldwell, NJ 07006

1 Edison Place Fairfield, NJ 07004

46051 Michigan Avenue Canton, MI 48188

4607 Eisenhower Avenue Alexandria, VA 22304

1243 Naperville Drive Romeoville, IL 60446

3703 N. Pan Am Express-way San Antonio, TX 78219

11604 Stonehollow Drive Austin, TX 78758

2228 Wirtcrest, Suite A Houston, TX 77055

23305 Commerce Dr. Farmington Hills, MI 48335

1200 Greenbriar Drive Addison, IL 60101

ART Leasing, Inc.	7925 Jones Branch Drive, Suite 3300 McLean, Virginia

Metro Corporate Campus, 99 Wood Avenue South, Suite 200 Iselin, New Jersey

ART Licensing Corporation	7925 Jones Branch Drive, Suite 3300 McLean, Virginia

Metro Corporate Campus, 99 Wood Avenue South, Suite 200 Iselin, New Jersey

FiberTower Solutions Corporation	7925 Jones Branch Drive, Suite 3300 McLean, Virginia

Metro Corporate Campus, 99 Wood Avenue South, Suite 200 Iselin, New Jersey

4-3

Teligent Services Acquisition, Inc.	7925 Jones Branch Drive, Suite 3300 McLean, Virginia

Metro Corporate Campus, 99 Wood Avenue South, Suite 200 Iselin, New Jersey

All “Network Sites” which include those locations where a Grantor has installed Equipment as part of its networks used to provide telecommunications services to its customers, other than an office or a warehouse location.

4-4

Schedule 5

TRADEMARKS

Owner	Application Number	Trademark
FiberTower Solutions Corporation	78/752956	MuniFrame

COPYRIGHTS

None.

PATENTS

None.

TRADE SECRETS

None.

INTELLECTUAL PROPERTY LICENSES

None.

OTHER INTELLECTUAL PROPERTY

None.

5-1

Schedule 6

VEHICLES

None.

6-1

Schedule 7

UCC FINANCING STATEMENTS TO BE TERMINATED

Debtor	Secured Party	UCC Financing Statement #	Jurisdiction of Filing
ART Licensing Corp.	Banc One Trust Company, N.A.	11781504	Delaware Secretary of State
ART Leasing Inc.	Banc One Trust Company, N.A.	11781462	Delaware Secretary of State
Big Creek Systems, LLC	Banc One Trust Company, N.A.	11781488	Delaware Secretary of State

7-1

Exhibit A to
Pledge and Security Agreement

FORM OF ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Pledge and Security Agreement dated as of November 9, 2006 (the “Agreement”), made by the parties thereto for the benefit of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (in such capacity the “Collateral Agent”).  Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.  The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1.             The undersigned will be bound by the terms of the Agreement and will comply with such terms in each case insofar as such terms are applicable to the undersigned.

2.             The undersigned confirms the statements made in the Agreement with respect to the undersigned including, without limitation, in Section 3.6 and Schedule 2.

3.             The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.4(a) of the Agreement.

4.             The terms of Sections 5.3(c) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 of the Agreement.

[NAME OF ISSUER]

By
Name:
Title:

Address for Notices:

Fax:

A-1

Exhibit B-1 to
Pledge and Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of ______________, 200_ (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the “Collateral Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Security Agreement.

WHEREAS, the Grantors have executed and delivered that certain Pledge and Security Agreement, dated as of November 9, 2006, in favor of the Collateral Agent (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted a security interest in certain assets, including, without limitation, certain Intellectual Property of the Grantors, to the Collateral Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute Intellectual Property Security Agreements for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

B-1-1

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying  works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of:  (A) any right to use any Trademark or Trade Secret, (B) any right to manufacture, use or sell any invention covered in whole or in part by a Patent, and (C) any right under any Copyright including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing,

B-1-2

(iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

Notwithstanding the foregoing, the Intellectual Property Collateral shall not include any Excluded Collateral.

SECTION 2.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

SECTION 3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.           Governing Law.  This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5.           Conflict Provision.  This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

SECTION 6.           Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility that Grantor may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement governing such subordination is available from Grantor upon written request.

B-1-3

IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

B-1-4

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

B-1-5

Exhibit B-2 to
Pledge and Security Agreement

FORM OF AFTER-ACQUIRED INTELLECTUAL PROPERTY SECURITY AGREEMENT

(FIRST SUPPLEMENTAL FILING)

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (FIRST SUPPLEMENTAL FILING), dated as of ___________________ (as amended, amended and restated, supplemented or otherwise modified from time to time, the “After-Acquired Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent for the Secured Parties (as defined in the Security Agreement referred to below) (in such capacity, the “Collateral Agent”).  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Security Agreement.

WHEREAS, the Grantors have executed and delivered that certain Pledge and Security Agreement, dated as of November 9, 2006, in favor of the Collateral Agent (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted a security interest in certain assets, including, without limitation, certain Intellectual Property, including but not limited to After-Acquired Intellectual Property of the Grantors, to the Collateral Agent for the benefit of the Secured Parties, and have agreed as a condition thereof to execute an After-Acquired Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

WHEREAS, the Intellectual Property Security Agreement was recorded against certain United States Intellectual Property at [INSERT REEL/FRAME NUMBER] [IF SECOND OR LATER SUPPLEMENTAL, ADD PRIOR REEL/FRAME NUMBERS].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1.           Grant of Security.  Each Grantor hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in and to all of such Grantor’s right, title and interest in and to the following (the “Intellectual Property Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)           (i) all trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any new renewals thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations

B-2-1

thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above (collectively, the “Trademarks”);

(b)           (i) all patents, patent applications and patentable inventions, including, without limitation, each issued patent and patent application identified in Schedule 1, and all certificates of invention or similar industrial property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Patents”);

(c)           (i) all copyrights, whether or not the underlying works of authorship have been published, including, but not limited to, copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all such underlying works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including, without limitation, each registration and application identified in Schedule 1, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (“Copyrights”);

(d)           (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, including, without limitation, any of the foregoing identified in Schedule 1, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the “Trade Secrets”);

B-2-2

(e)           (i) all licenses or agreements, whether written or oral, providing for the grant by or to any Grantor of:  (A) any right to use any Trademark or Trade Secret, (B) any right under any Patent, and (C) any right under any Copyright, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations of any of the foregoing, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(f)            any and all proceeds of the foregoing.

Notwithstanding the foregoing, the Intellectual Property Collateral shall not include any Excluded Collateral.

SECTION 2.           Recordation.  Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this After-Acquired Intellectual Property Security Agreement.

SECTION 3.           Execution in Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4.           Governing Law.  This After-Acquired Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5.           Conflict Provision.  This After-Acquired Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference.  In the event that any provisions of this After-Acquired Intellectual Property Security Agreement are in conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

SECTION 6.           Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility that Grantor may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement governing such subordination is available from Grantor upon written request.

B-2-3

IN WITNESS WHEREOF, each of the undersigned has caused this After-Acquired Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

B-2-4

Schedule 1

COPYRIGHTS

PATENTS

TRADEMARKS

TRADE SECRETS

INTELLECTUAL PROPERTY LICENSES

B-2-5

Exhibit C to
Pledge and Security Agreement

FORM OF CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Control Agreement”), dated as of [________ ___], 200[__], is made by and among _______________, a __________ (the “Grantor”), ____________, a ____________ (the “Issuer”), and Wells Fargo Bank, National Association, as collateral agent under the Security Agreement (as defined below) for and on behalf of the Secured Parties (as defined therein) (together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, [the Grantor], [the Issuer],  [_____________], [_____________] and Wells Fargo Bank, National Association, in its capacity as trustee on behalf of the holders of the notes issued from time to time thereunder, have entered into that certain Indenture, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the uncertificated securities of the Issuer owned by the Grantor from time to time (collectively, the “Pledged Securities”), and all additions thereto and substitutions and proceeds thereof (collectively, with the Pledged Securities, the “Collateral”) pursuant to that certain Pledge and Security Agreement, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent; and

WHEREAS, the following terms, which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”), are used herein as so defined:  adverse claim, control, instruction, proceeds and uncertificated security.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Notice of Security Interest.  The Grantor, the Collateral Agent and the Issuer are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral.  The Issuer acknowledges that this Control Agreement constitutes written notification to the Issuer of the Collateral Agent’s security interest in the Collateral.  The Issuer agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral and, upon request by the Collateral Agent, to register the Collateral Agent as the registered owner of any or all of the Pledged Securities.  The Issuer acknowledges that the Collateral Agent has control over the Collateral.

SECTION 2.           Collateral.  The Issuer hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that, (i) the terms of any limited liability company interests or partnership interests included in the Collateral from time to time shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code in effect from time to time in the State of New York or any other applicable jurisdiction, as applicable, (ii) the Pledged Securities are uncertificated securities, (iii) the issuer’s jurisdiction is, and during the term of this Control Agreement shall remain, the State of ____________, (iv) Schedule 1 contains a true and complete description of the Pledged Securities as of the date hereof and (v) except for the claims and interests of the Grantor and the Collateral Agent, in each case as described herein, in the Collateral, the Issuer does not know of any claim to or security interest or other interest in the Collateral.

SECTION 3.           Control.  The Issuer hereby agrees, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to comply with all instructions and directions of any kind originated by the Collateral Agent concerning the Collateral, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds without any setoff or deduction, and (b) except as otherwise directed by the Collateral Agent, not to comply with the instructions or directions of any kind originated by the Grantor or any other person at any time after the Issuer has received written notice from the Collateral Agent that it is no longer to follow such instructions from the Grantor (and thereafter not until such time as the Collateral Agent sends written notice to the Issuer that it is permitted to follow such instructions from the Grantor).  Until such time as the Issuer has received notice from the Collateral Agent that it is no longer to follow such instructions from the Grantor (and after such time as the Issuer has received notice from the Collateral Agent that it is permitted to follow such instructions from the Grantor), the Issuer shall comply with all instructions and directions of any kind originated by the Grantor to the extent they do not conflict with this Control Agreement or any written instructions or directions of the Collateral Agent, except that the Issuer shall not deliver the Collateral to the Grantor.  The intent of the foregoing is to perfect the security interest of the Collateral Agent for the benefit of the Secured Parties granted pursuant to the Security Agreement.

SECTION 4.           Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Control Agreement and the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the provisions of the Intercreditor Agreement (as defined in the Security Agreement) if then in effect, and, in the event of any conflict between the terms of the Intercreditor Agreement and this Control Agreement, the terms of the Intercreditor Agreement shall govern and control.

SECTION 5.           Other Agreements.  The Issuer shall notify promptly the Collateral Agent and the Grantor if any other person asserts any lien, encumbrance, claim (including any adverse claim) or security interest in or against any of the Collateral upon becoming aware of such assertion.  Except as provided in Section 4 above, in the event of any conflict between the provisions of this Control Agreement and any other agreement governing any of the Collateral, the provisions of this Control Agreement shall control.

SECTION 6.           Protection of Issuer.  The Issuer may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 7.           Termination.  This Control Agreement shall terminate automatically upon receipt by the Issuer of written notice executed by the Collateral Agent that (i) all of the obligations (excluding unmatured contingent reimbursement and indemnification obligations) secured by the Collateral have been satisfied in accordance with any agreements applicable thereto, or (ii) the security interest in all of the Collateral has been released, whichever is sooner, and the Issuer shall thereafter be relieved of all duties and obligations hereunder.  Upon request by the Grantor, the Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the termination of this Control Agreement in accordance with the foregoing.

SECTION 8.           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the earlier of delivery, or three days after being deposited in the mail and sent by first-class mail, postage prepaid, or, in the case of facsimile notice, when received, to the Grantor’s and the Collateral Agent’s addresses as set forth in the Security Agreement, and to the Issuer’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

[Name of Issuer]
[Address of Issuer]
Attn:
Tel:      (        )     -
Fax:     (        )     -

SECTION 9.           Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, amended and restated, supplemented, replaced or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 10.         Entire Agreement. This Control Agreement and the Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 11.         Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.         Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent.  Additionally, in the event that the Collateral Agent is replaced as Collateral Agent under the Security Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Control Agreement.  The Collateral Agent agrees to send written notice to the Issuer of any such replacement.

SECTION 13.         Governing Law and Jurisdiction.  This Control Agreement has been delivered to and accepted by the Collateral Agent and will be deemed to be made in the State of New York.  THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

SECTION 14.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 15.         Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees (each as defined in the Indenture) will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility (as defined in the Indenture) that Grantor may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement (as defined in the Indenture) governing such subordination is available from Grantor upon written request.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By
Name: Patrick T. Giordano
Title: Vice President

[NAME OF ISSUER]

By
Name:
Title:

Exhibit A

[NAME OF COLLATERAL AGENT]
[ADDRESS OF COLLATERAL AGENT]

[Date]

[Name and Address of Issuer]

Attention:

Re:              Termination of Control Agreement dated                      ,
among [Grantor], [Issuer] and [Collateral Agent

You are hereby notified that the Control Agreement between you, the Grantor and the undersigned (if available, a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Control Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to comply with the instructions or directions of any kind originated by the Grantor with respect to the Collateral.  This notice terminates any obligations you may have to the undersigned with respect to the Collateral; however, nothing contained in this notice shall alter any obligations you may otherwise owe to the Grantor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

cc: [Insert name of Grantor]

Exhibit D to
Pledge and Security Agreement

FORM OF CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Control Agreement”), dated as of [                        ], 200[   ], among                                     (the “Grantor”),                        in its capacity as a “securities intermediary” (as defined in Section 8-102 of the UCC) and a “bank” (as defined in Section 9-102 of the UCC) (in such capacities, the “Financial Institution”), and Wells Fargo Bank, National Association, as collateral agent under the Security Agreement (as defined below) for and on behalf of the Secured Parties (as defined therein) (together with its successors and assigns in such capacity, the “Collateral Agent”).  All references herein to the “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

WHEREAS, [the Grantor], [                            ], [                            ]  and Wells Fargo Bank, National Association, in its capacity as trustee on behalf of the holders of the notes issued from time to time thereunder, have entered into that certain Indenture, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Pledged Accounts (as hereinafter defined) pursuant to that certain Pledge and Security Agreement, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent; and

WHEREAS, the parties hereto are entering into this Control Agreement to perfect and ensure the priority of such security interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Establishment and Maintenance of Collateral Accounts.

(a)           The Financial Institution hereby represents and warrants that it has established and currently maintains the accounts listed on Schedule 1 hereto and that the Grantor is its sole customer or entitlement holder with respect to each such account.  Each such account and any successor account and all other accounts which the Grantor now or hereafter maintains with the Financial Institution, shall be referred to herein individually as a “Pledged Account” and collectively as the “Pledged Accounts.”  The Financial Institution covenants and agrees that it shall not change the name or account number of any Pledged Account without the prior written consent of the Collateral Agent.

(b)           Each of the parties hereto acknowledges and agrees that the accounts listed on Part A of Schedule 1 hereto are “deposit accounts” (within the meaning of

Section 9-102(a)(29) of the UCC) and the accounts listed on Part B of Schedule 1 hereto are “securities accounts” (within the meaning of Section 8-501 of the UCC).  As used herein “Deposit Account” shall mean any Pledged Account (or any part thereof) which is determined to be a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC) and “Securities Account” shall mean any Pledged Account (or any part thereof) which is determined to be a “securities account” (within the meaning of Section 8-501 of the UCC).

(c)           The Financial Institution covenants and agrees that:  (i) all securities or other property underlying any financial assets credited to any Securities Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or indorsed in blank or credited to another securities account maintained in the name of the Financial Institution and in no case will any financial asset credited to any Securities Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank; and (ii) all property delivered to the Financial Institution pursuant to the Security Agreement will be promptly credited to one of the Pledged Accounts.

SECTION 2.           “Financial Assets” Election.  The Financial Institution hereby agrees that each item of property (including, without limitation, all investment property, financial assets, securities, instruments or cash) credited to any Pledged Account that is a Securities Account shall be treated as a “financial asset”  within the meaning of Section 8-102(a)(9) of the UCC.

SECTION 3.           Control of the Pledged Accounts.  If at any time the Financial Institution shall receive from the Collateral Agent an entitlement order (i.e. an order directing transfer or redemption of any financial asset relating to a Pledged Account) or any instruction directing disposition of funds in a Pledged Account originated by the Collateral Agent, the Financial Institution shall comply with such entitlement order or instruction without further consent by the Grantor or any other person.  The Grantor is entitled to give entitlement orders and instructions with respect to the Pledged Accounts, subject to Section 4 hereof, provided, that if such entitlement orders or instructions conflict with instructions of the Collateral Agent, the Financial Institution shall comply with the entitlement orders and instructions issued by the Collateral Agent.  The intent of the foregoing is to perfect the security interest of the Collateral Agent for the benefit of the Securities Parties granted pursuant to the Security Agreement.

SECTION 4.           Grantor’s Access to the Account.  If at any time the Collateral Agent delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that, after receipt of such notice, it will take all directions with respect to the Pledged Accounts solely from the Collateral Agent and shall not comply with instructions or entitlement orders of the Grantor or any other person (unless and until the Collateral Agent instructs otherwise).

SECTION 5.           Subordination of Lien; Waiver of Set-Off.  In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any financial assets, cash or other property credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent perfected hereby.  The financial assets, money and other items credited to any Pledged Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Pledged Account and (ii) the face amount of any checks which have been credited to such Pledged Account but are subsequently returned unpaid because of uncollected or insufficient funds).

SECTION 6.           Choice of Law.  THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Regardless of any provision in any other agreement, for purposes of the UCC, with respect to each Pledged Account, the State of New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Sections 8-110 and 9-304 of the UCC).  The Pledged Accounts shall be governed by the laws of the State of New York.

SECTION 7.           Conflict with Other Agreements.  The Financial Institution hereby represents, warrants, covenants and agrees that:

(a)           There are no other agreements entered into between the Financial Institution and the Grantor with respect to any Pledged Account [except for [identify other agreements]] (the “Account Agreements”).

(b)           It has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other person relating to the Pledged Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such other person (as defined in Section 8-102(a)(8) of the UCC) or instructions of such other person directing the disposition of funds (except any such other agreement with the Grantor under which the obligations of the Financial Institution are subordinated to the Financial Institution’s obligations hereunder).

(c)           It has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with the Grantor purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions from the Collateral Agent.

(d)           Except as provided in Section 6 above, in the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.

SECTION 8.           Adverse Claims.  The Financial Institution represents and warrants that, except for the claims and interest of the Grantor and the Collateral Agent in each case as described herein, in the Pledged Accounts, it does not know of any lien on or claim to, or interest in, any Pledged Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, the Financial Institution will promptly notify the Collateral Agent and the Grantor thereof upon becoming aware of such assertion.

SECTION 9.           Additional Provisions Regarding Maintenance of Accounts.  The Financial Institution covenants and agrees:

(a)           Statements and Confirmations.  The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning (i) any Securities Account and/or any financial assets credited thereto and (ii) any Deposit Account, simultaneously to each of the Grantor and the Collateral Agent at the address for each set forth in Section 13 of this Control Agreement.

(b)           Tax Reporting.  All items of income, gain, expense and loss recognized in any Securities Account and all interest, if any, relating to any Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

(c)           Voting Rights.  At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 3 hereof, the Grantor shall direct the Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts.

(d)           Permitted Investments.  At any time during which the Grantor is entitled to give entitlement orders pursuant to Section 3 hereof, the Grantor shall direct the Financial Institution with respect to the selection of investments to be made for any Pledged Account that is a Securities Account; provided, however, that the Financial Institution shall not honor any instruction to purchase any investments other than investments of a type described as “Cash Equivalents” on Exhibit B hereto.

SECTION 10.         Additional Representation and Warranty of the Financial Institution.  The Financial Institution represents and warrants that this Control Agreement is the legal, valid, binding and enforceable obligation of the Financial Institution.

SECTION 11.         Indemnification of Financial Institution.  The Grantor and the Collateral Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Grantor and the Collateral Agent arising from the terms of this Control Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s gross negligence or willful misconduct and (b) the Grantor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Control Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, and from and against any and all liabilities, losses and damages and reasonable costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Control Agreement.

SECTION 12.         Successors; Assignment.  The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and assigns, except that the neither the Grantor nor the Financial Institution may assign their obligations hereunder without the prior written consent of the Collateral Agent.  Additionally, in the event that the Collateral Agent is replaced as Collateral Agent under the

Security Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Control Agreement.  The Collateral Agent agrees to send written notice to the Financial Institution of any such replacement.

SECTION 13.         Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the earlier of delivery, or three days after being deposited in the mail and sent by first class mail, postage prepaid, or, in the case of facsimile notice, when received, to the address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

Financial Institution

[Name of Financial Institution]
[Address of Financial Institution]
Attn:
Tel:	( ) -
Fax:	( ) -

Collateral Agent

Wells Fargo Bank, National Association
[Address of Collateral Agent]
Attn:
Tel:	( ) -
Fax:	( ) -

With a copy to

[ ]
[Address]
Attn:
Tel:	( ) -
Fax:	( ) -

Grantor

[Name of Grantor]
[Address]
Attn:
Tel:	( ) -
Fax:	( ) -

SECTION 14.         Amendment.  No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

SECTION 15.         Termination.  This Control Agreement shall terminate automatically upon receipt by the Financial Institution of written notice executed by the Collateral Agent that (i) all of the obligations (excluding unmatured contingent reimbursement and indemnification obligations) secured by the Pledged Accounts have been satisfied in accordance with any agreements applicable thereto, or (ii) the security interest in all of the Pledged Accounts has been released, whichever is sooner, and the Financial Institution shall thereafter be relieved of all duties and obligations hereunder.  Upon request by the Grantor, the Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the Financial Institution upon the termination of this Control Agreement in accordance with the foregoing.  The termination of this Control Agreement shall not terminate the Pledged Accounts or alter the obligations of the Financial Institution to the Grantor pursuant to any other agreement with respect to the Pledged Accounts.

SECTION 16.         Counterparts.  This Control Agreement may be executed in any number of counterparts (including by facsimile), all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

SECTION 17.         Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees (each as defined in the Indenture) will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility (as defined in the Indenture) that Grantor may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement (as defined in the Indenture) governing such subordination is available from Grantor upon written request.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

[NAME OF INSTITUTION SERVING AS FINANCIAL INSTITUTION]

By
Name:
Title:

SCHEDULE 1

Part A  List of Existing Deposit Accounts Subject to this Control Agreement:

Exact Name of Account	Account Number

Part B  List of Existing Securities Accounts Subject to this Control Agreement:

Exact Name of Account	Account Number

Exhibit A

[NAME OF COLLATERAL AGENT]

[ADDRESS OF COLLATERAL AGENT]

[Date]

[Name and Address of Financial Institution]

Attention:

Re:  Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Control Agreement, dated                     , 200  , among [insert name of the Grantor], you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over each of the Pledged Accounts and all financial assets or funds credited thereto.  You are hereby instructed not to accept any directions or instructions with respect to the Pledged Accounts or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction or otherwise directed by us in writing.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of the Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Title:

cc:  [Name of Grantor]

Exhibit B

Permitted Investments

“Cash Equivalents” means: (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (4) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Group and in each case maturing within twelve months after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

Exhibit C

[NAME OF COLLATERAL AGENT]

[ADDRESS OF COLLATERAL AGENT]

[Date]

[Name and Address of Financial Institution]

Attention:

Re:  Termination of Control Agreement dated                         ,

among [Grantor], [Financial Institution] and [Collateral Agent]

You are hereby notified that the Control Agreement between you, the Grantor and the undersigned (if available, a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Control Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) _______ from the Grantor.  This notice terminates any obligations you may have to the undersigned with respect to such accounts; however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Grantor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Title:

Cc:  [Name of Grantor]

Exhibit E to
Pledge and Security Agreement

FORM OF CONTROL AGREEMENT

This CONTROL AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Control Agreement”), dated as of [                             ], 200[     ], is made by and among                               , a                      (the “Grantor”),                     , a                       (the “Broker”), and Wells Fargo Bank, National Association, as collateral agent under the Security Agreement (as defined below) for and on behalf of the Secured Parties (as defined therein) (together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, [the Grantor], [                          ], [                         ] and Wells Fargo Bank, National Association, in its capacity as trustee on behalf of the holders of the notes issued from time to time thereunder, have entered into that certain Indenture, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Indenture”);

WHEREAS, the Broker maintains for the Grantor a commodity account, Account No.                        , in the name of the Grantor (the “Pledged Account”);

WHEREAS, the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Pledged Account, the commodity contracts and any free credit balance carried therein, and all additions thereto and substitutions and proceeds thereof (collectively, the “Collateral”) pursuant to that certain Pledge and Security Agreement, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”), among the Grantor and the other persons party thereto as grantors in favor of the Collateral Agent; and

WHEREAS, the following terms, which are defined in Articles 8 and 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof (the “UCC”), are used herein as so defined:  commodity account, commodity contract, commodity intermediary’s jurisdiction, control and proceeds.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Notice of Security Interest.  The Grantor, the Collateral Agent and the Broker are entering into this Control Agreement to perfect, and to confirm the priority of, the Collateral Agent’s security interest in the Collateral.  The Broker acknowledges that this Control Agreement constitutes written notification to the Broker of the Collateral Agent’s security interest in the Collateral.  The Broker agrees to promptly make all necessary entries or notations in its books and records to reflect the Collateral Agent’s security interest in the Collateral.  The Broker acknowledges that the Collateral Agent has control over the Pledged Account and all commodity contracts and any free credit balance carried therein from time to time.

SECTION 2.           Collateral; Pledged Account.  (a) The Grantor hereby represents and warrants to, and agrees with the Collateral Agent and the Broker that, all commodity contracts carried by the Broker on its books for the Grantor are and shall be credited to the Pledged Account.

(a)           The Broker hereby represents and warrants to, and agrees with the Grantor and the Collateral Agent that, (i) the Broker is a commodity intermediary with respect to the Grantor and the Pledged Account is a commodity account, (ii) the commodity intermediary’s jurisdiction (within the meaning of Section 9-305(b) of the UCC) is, and during the term of this Control Agreement shall for all purposes of this Control Agreement remain, the State of New York, (iii) Schedule 1 contains a true and complete statement of the Pledged Account and the commodity contracts and any free credit balance carried therein as of the date hereof, and (iv) no commodity contracts carried in the Pledged Account shall be purchases on margin, and the Broker will not extend, directly or indirectly, any “purpose credit” (within the meaning of such term under Regulation T of the Board of Governors of the Federal Reserve System of the United States) to the Grantor in respect of the Pledged Account.

(b)           The Collateral Agent hereby instructs the Broker, and the Broker hereby confirms and agrees that, unless the Collateral Agent shall otherwise direct the Broker in writing, all commodity contracts carried by the Broker on its books for the Grantor shall be credited only to, and carried only in, the Pledged Account.

SECTION 3.           Control.  The Broker hereby agrees, upon written direction from the Collateral Agent and without further consent from the Grantor, (a) to apply any value distributed on account of the commodity contracts carried in the Pledged Account as directed by the Collateral Agent, to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Collateral Agent and to pay over to the Collateral Agent all proceeds and other value therefrom or otherwise distributed with respect thereto without any setoff or deduction, and (b) except as otherwise directed by the Collateral Agent, not to apply any value distributed on account of any commodity contract carried in the Pledged Account as directed by the Grantor or any other person at any time after the Broker has received written notice from the Collateral Agent that it is no longer permitted to so apply any value distributed on account of any commodity contract carried in the Pledged Account (and thereafter not until such time as the Collateral Agent sends written notice to the Broker that it is permitted to so apply any value distributed on account of any commodity contract carried in the Pledged Account).  Until such time as the Broker has received written notice from the Collateral Agent that it is not permitted to apply any value distributed on account of the commodity contracts carried in the Pledged Account as directed by the Grantor, the Grantor shall be entitled to issue directions concerning the application of any value distributed on account of any commodity contract carried in the Pledged Account, and the Broker shall comply with such directions; provided, however, that if and when the Broker receives conflicting directions from the Grantor and the Collateral Agent, the Bank shall only follow the directions of the Collateral Agent.  The intent of the foregoing is to perfect the security interest of the Collateral Agent for the benefit of the Secured Parties granted pursuant to the Security Agreement.

SECTION 4.           Other Agreements; Termination; Successor Brokers.  The Broker shall simultaneously send to the Collateral Agent copies of all notices given and statements rendered to the Grantor with respect to the Pledged Account.  The Broker shall notify promptly the Collateral Agent and the Grantor if any other person asserts any lien, encumbrance, claim or security interest in or against any of the Collateral.  As long as this Control Agreement remains in effect, neither the Grantor nor the Broker shall terminate the Pledged Account without thirty (30) days’ prior written notice to the other party and the Collateral Agent.  Except as provided in Section 4 above, in the event of any conflict between the provisions of this Control Agreement and any other agreement governing any Collateral, the provisions of this Control Agreement shall control.  In the event the Broker no longer serves as Broker for the Collateral, the Pledged Account, the commodity contracts and any free credit balance carried therein shall be transferred to a successor broker, custodian or futures commission merchant satisfactory to the Collateral Agent, provided, that prior to such transfer, such successor broker, custodian or futures commission merchant shall execute an agreement that is substantially in the form of this Control Agreement or is otherwise in form and substance satisfactory to the Collateral Agent.

SECTION 5.           Protection of Broker.  The Broker may rely and shall be protected in acting upon any notice, instruction or other communication that it reasonably believes to be genuine and authorized.

SECTION 6.           Termination.  This Control Agreement shall terminate automatically upon receipt by the Broker of written notice executed by the Collateral Agent that (i) all of the obligations (excluding unmatured contingent reimbursement and indemnification obligations) secured by the Collateral have been satisfied in accordance with any agreements applicable thereto, or (ii) the security interest in all of the Collateral has been released, whichever is sooner, and the Broker shall thereafter be relieved of all duties and obligations hereunder.  Upon request by the Grantor, the Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Broker upon the termination of this Control Agreement in accordance with the foregoing.

SECTION 7.           Waiver; Priority of Collateral Agent’s Interests.  Other than with respect to its fees and customary commissions with respect to the Pledged Account, the Broker hereby waives its right to set off any obligations of the Grantor to the Broker against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which the Broker may have against the Collateral, either now or in the future in connection with the Pledged Account are and shall be subordinate and junior to the prior payment in full in immediately available funds of all obligations of the Grantor now or hereafter existing under the Indenture, the Security Agreement and all other documents related thereto, whether for principal, interest (whether or not such interest accrues after the filing of such petition for purposes of the federal Bankruptcy Code or is an allowed claim in such proceeding), indemnities, fees, premiums, expenses or otherwise. Except for the foregoing and claims and interests of the Grantor and the Collateral Agent as described herein in the Collateral, the Broker does not know of any claim to or security interest or other interest in the Collateral.

SECTION 8.           Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made on the earlier of delivery, or three days after being deposited in the mail and sent by first-class mail, postage prepaid, or, in the case of facsimile notice, when received, to the Grantor’s, the

Collateral Agent’s and the Broker’s address as set forth below, or to such other address as any party may give to the others in writing for such purpose:

Broker
[Name of Broker]
[Address of Broker]
Attn:
Tel:	( ) -
Fax:	( ) -

Collateral Agent
Wells Fargo Bank, National Association
[Address of Collateral Agent]
Attn:
Tel:	( ) -
Fax:	( ) -

With a copy to:

[ ]
[Address]
Attn:
Tel:	( ) -
Fax:	( ) -

Grantor

[Name of Grantor]
[Address]
Attn:
Tel:	( ) -
Fax:	( ) -

SECTION 9.           Amendments in Writing.  None of the terms or provisions of this Control Agreement may be waived, amended, amended and restated, supplemented, replaced or otherwise modified except by a written instrument executed by the parties hereto.

SECTION 10.         Entire Agreement.  This Control Agreement and the Security Agreement constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

SECTION 11.         Execution in Counterparts.  This Control Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 12.         Successors and Assigns.  This Control Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Control Agreement without the prior written consent of the Collateral Agent.  Additionally, in the event that the Collateral Agent is replaced as Collateral Agent under the Security Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Control Agreement.  The Collateral Agent agrees to send written notice to the Broker of any such replacement.

SECTION 13.         Governing Law and Jurisdiction.  THIS CONTROL AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  Each of the parties hereto submits for itself and its property in any legal action or proceeding relating to this Control Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.  The Broker’s jurisdiction for purposes of the Uniform Commercial Code, including Section 9-305 thereof, shall be the State of New York.

SECTION 14.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CONTROL AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 15.         Subordination.  The security interests securing the indebtedness and other obligations under the Indenture, the Notes and the Note Guarantees (each as defined in the Indenture) will be subordinated to the security interests securing any future indebtedness and other obligations under a certain senior secured Working Capital Facility (as defined in the Indenture) that Grantor may enter into after the date of the Indenture.  A copy of the form of Intercreditor Agreement (as defined in the Indenture) governing such subordination is available from Grantor upon written request.

IN WITNESS WHEREOF, each of the undersigned has caused this Control Agreement to be duly executed and delivered as of the date first above written.

[NAME OF GRANTOR]

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

[NAME OF BROKER]

By
Name:
Title:

Exhibit A

[NAME OF COLLATERAL AGENT]
[ADDRESS OF COLLATERAL AGENT]

[Date]

[Name and Address of Financial Institution]

Attention:

Re:  Termination of Control Agreement dated                      ,

among [Grantor], [Broker] and [Collateral Agent]

You are hereby notified that the Control Agreement between you, the Grantor and the undersigned (if available, a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Control Agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Pledged Account from the Grantor.  This notice terminates any obligations you may have to the undersigned with respect to the Pledged Account; however, nothing contained in this notice shall alter any obligations which you may otherwise owe to the Grantor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Grantor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Title:

cc:  [Insert name of Grantor]

Annex 1 to
Pledge and Security Agreement

This ASSUMPTION AGREEMENT, dated as of ____________, 200__, is made by ______________________, a _______________ (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as collateral agent under the Security Agreement (as defined below) for and on behalf of the other Secured Parties (as defined therein) (together with its successors and assigns in such capacity, the “Collateral Agent”).  All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Security Agreement

RECITALS:

WHEREAS,

FiberTower Corporation, a Delaware corporation, FiberTower Network Services Corp, a Delaware corporation, Art Leasing, Inc., a Delaware corporation, Teligent Services Acquisition, Inc., a Delaware corporation, Art Licensing Corporation, a Delaware corporation and FiberTower Solutions Corporation, a Delaware corporation, and certain of their Affiliates (other than the Additional Grantor) have entered into that certain Pledge and Security Agreement, dated as of November 9, 2006 (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the agreements, documents and instruments related to the Secured Obligations secured by the Security Agreement require the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.             Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.15 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules _____________ to the Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made by such Additional Grantor on and as of such date.

2.             Grant of Security Interest.  The Additional Grantor hereby grants to the Collateral Agent a security interest in all of the personal property of such Additional Grantor, including, without limitation, the property described in Section 2.1 of the Security Agreement, in each case, wherever located and now owned or at any time hereafter acquired by such Additional

Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest (collectively, and together with the Collateral under the Security Agreement, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.  Notwithstanding anything to the contrary in this Assumption Agreement, the term “Collateral” shall not include any of the Excluded Collateral.

3.             GOVERNING LAW.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By
Name:
Title:

3